Exhibit 10.1

THIRD AMENDMENT TO
REAL PROPERTY PURCHASE AND SALE AGREEMENT

This Third Amendment to Real Property Purchase and Sale Agreement (the “Third Amendment”) is made and entered into as of the 6th day of April, 2018, by and between The State Media Company, a South Carolina corporation (“Seller”), and Voltari Real Estate Holding LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.            Seller and Buyer entered into a Real Property Purchase and Sale Agreement, dated as of January 19, 2018, as amended by that First Amendment to Real Property Purchase and Sale Agreement, dated as of February 26, 2018, and as further amended by that Second Amendment to Real Property Purchase and Sale Agreement, dated as of March 29, 2018 (as amended, the “Purchase Agreement”).

B.            Seller and Buyer desire to amend the Purchase Agreement to (i) adjust the Purchase Price (as defined therein) and (ii) amend the Purchase Agreement in certain other respects, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.            Purchase Price. Section 2.1 of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

“2.1        Amount. The total purchase price for the Property shall be Sixteen Million Six Hundred Twenty Five Thousand Dollars ($16,625,000.00) (the “Purchase Price”).”

3.            Exhibit B. Exhibit B attached to the Purchase Agreement is hereby deleted in its entirety and replaced with the revised Exhibit B attached hereto.

4.            Miscellaneous.

A. Each of Seller and Buyer represents and warrants to the other that it has not transferred or assigned its interests in, to and under the Purchase Agreement and has full power and authority to enter into this Third Amendment and that the Purchase Agreement, as amended by this Third Amendment, shall be binding on Seller and Buyer, respectively.

B. Terms not specifically defined within this Third Amendment shall have the meaning set forth in the Purchase Agreement.

C. Except as herein specifically modified and amended, the Purchase Agreement shall remain in full force and effect. From and after the date hereof, the term "this Agreement" shall be deemed to refer to the Purchase Agreement, as amended by this Third Amendment. If and to the extent that any of the provisions of this Third Amendment conflict or are otherwise inconsistent with any provisions of the Purchase Agreement, the provisions of this Third Amendment shall prevail.

D. This Third Amendment shall be governed in all respects by the laws of the State of South Carolina without regard to principles of conflict of law.

E. This Third Amendment may be executed in counterparts, and electronic transmittal of the executed Third Amendment by each party shall be sufficient to create a valid and binding agreement.

F. This Third Amendment shall be binding upon the parties hereto and their respective heirs, successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK - SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment on the date first above written.

SELLER: THE STATE MEDIA COMPANY, a South Carolina corporation By: /s/ R. Elaine Lintecum Name: R. Elaine Lintecum Its: Vice President, Asst. Secretary & Treasurer	BUYER: VOLTARI REAL ESTATE HOLDING LLC, a Delaware limited liability company By: /s/ Peter Kaouris Name: Peter Kaouris Its: Chief Accounting Officer

3